EXHIBIT 10.1

ESCROW AGREEMENT

(ACQUISITIONS)

THIS ESCROW AGREEMENT (ACQUISITIONS), (this "Escrow Agreement") is dated as of May 20, 2015 and is by and among Gordon Payne, Jackson Payne and Coleman Paean, the stockholders of Rio Bravo Oilfield Services, Inc., a Texas corporation, taxpayer identification number 20-3073600 (the "Stockholders"), and Novamex Energy Inc., a Nevada corporation, taxpayer identification number 20-4952339 ("Purchaser") and BOKF, NA, a national banking association ("Escrow Agent"), on terms and conditions more particularly described herein.

RECITALS:

WHEREAS, Purchaser and Stockholders have entered into that certain Merger Agreement dated May 20, 2015 (the "Merger Agreement") by and among Purchaser, Rio Bravo Oilfield Services, Inc., Novamex Acquisition, Inc. and the Stockholders pursuant to which the Rio Bravo Oilfield Services, Inc. is merging with a subsidiary of the Purchaser, such that Rio Bravo Oilfield Services, Inc. will be the surviving corporation and a wholly owned subsidiary of the Purchaser, and the Stockholders are indemnifying Purchaser from certain liabilities as more particularly described therein.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby agree as follows:

 ARTICLE I

TERMS AND CONDITIONS

1.1 Establishment of Fund.  The Purchaser has caused or will cause to be deposited with the Escrow Agent duly executed stock certificates representing 2,000,000 duly issued, fully-paid and non-assessable shares of Series A Preferred Stock of the Purchaser (such certificates, or the balance thereof remaining from time to time being referred to herein as the "Certificates" or the "Fund"). Any dividends or other distributions in respect of the Series A Preferred Stock comprising the Fund shall be delivered by the Purchaser to the Escrow Agent and held as part of the Fund. For purposes of this Escrow Agreement, each share of Series A Preferred Stock represented by a certificate constituting part of the Fund shall be valued at $1.00. The Escrow Agent shall fulfill its responsibilities as to disbursement of funds from the Fund by either (i) delivering Certificates having an aggregate value equal to the amount to be disbursed or (ii) delivering Certificates having an aggregate value in excess of the amount to be disbursed to the Purchaser with instructions to execute and deliver Certificates representing such amount and such excess to the Purchaser, the Stockholders and/or the Escrow Agent (to be retained in escrow hereunder), as applicable.

1.2 Treatment of Fund.  The certificates (and monies, if any) constituting the Fund shall be deposited in a segregated account pursuant to the terms of this Escrow Agreement. Such account shall be styled Novamex Energy Inc. and Rio Bravo Oilfield Services, Inc, with federal tax identification number 20-4952339.

1.3 Escrow Procedure and Payment Instruction.  The Fund, together with any investment earnings thereon, which earnings shall become and remain a part of the Fund, shall be held and disbursed in accordance with the terms of this Escrow Agreement as follows:

A. The Purchaser shall submit written claims (each a "Claim," and collectively, the "Claims") to Escrow Agent prior to 5:00 p.m. mountain time on May 20, 2016 (the "Claims Submission Deadline") containing the following information and/or statements:

(i) that Purchaser is entitled to indemnification pursuant to the Merger Agreement;

(ii) the circumstances giving rise to Purchaser's Claim;

(iii) the liquidated amount of Purchaser's Claim, or if not liquidated, Purchaser's good faith estimate of the amount of Purchaser's Claim; and

(iv) that a copy of the Claim has been delivered by Purchaser to the Stockholders and the date of such delivery.

B. Escrow Agent shall notify the Stockholders of Escrow Agent's receipt of such Claim and the date of such receipt.

C. The Stockholders shall deliver to Escrow Agent a written objection notice ("Objection Notice") by 5:00 p.m. mountain time within ten (10) days after Escrow Agent's receipt of such Claim (the "Objection Submission Deadline") if the Stockholders object to all or any part of such Claim, containing the following information and/or statements:

(i) that the Stockholders dispute or object to the Claim;

(ii) the circumstances giving rise to the Stockholders’ Objection Notice;

(iii) the amount, if any, of such Claim which is not disputed by the Stockholders; and

(iv) that a copy of the Objection Notice has been delivered by the Stockholders to Purchaser and the date of such delivery.

D. Escrow Agent shall notify Purchaser of Escrow Agent's receipt of such Objection Notice and the date of such receipt.

E. The Stockholders shall deliver to Escrow Agent a written consent (a "Consent") before the Objection Submission Deadline if the Stockholders consent to the payment of the Claim.

F. Escrow Agent shall notify Purchaser of Escrow Agent's receipt of a Consent and the date of such receipt.

G. If Escrow Agent receives either an Objection Notice agreeing to a portion of a Claim or a Consent with respect to a Claim, regardless of whether such Objection Notice or Consent was received by Escrow Agent before the expiration of the Objection Submission Deadline relating thereto, Escrow Agent shall disburse the undisputed amount of the Claim to Purchaser to the extent of funds then available in the Fund.

H. If no Claim is delivered to Escrow Agent prior to the Claims Submission Deadline, or if a Claim or Claims have been delivered to Escrow Agent prior to the Claims Submission Deadline and Stockholders have given a Consent to the payment of each such Claim and Escrow Agent has disbursed certificates from the Fund to Purchaser to pay each such Claim, Escrow Agent shall disburse all remaining certificates (and monies, if any) available in the Fund to Stockholders on the first Business Day after the Objection Submission Deadline for the last Claim received by Escrow Agent before the Claims Submission Deadline.

I. In the event Escrow Agent does not receive an Objection Notice for a Claim before the expiration of the Objection Submission Deadline relating to such Claim, unless and until a Consent for such Claim is received by Escrow Agent, whether before or after the Objection Submission Deadline for such Claim, or an Objection Notice partially consenting to such Claim is subsequently received after the Objection Submission Deadline for such Claim, such Claim shall be deemed rejected by the Stockholders.

J. Notwithstanding any provision hereof to the contrary, Escrow Agent shall not distribute all or any portion of the Fund to Purchaser with respect to any Claim until Escrow Agent receives one of the following for such Claim:

(i) a written Objection Notice or other written notice from the Stockholders consenting to the payment of a portion of such Claim, in which Escrow Agent shall disburse (to the extent of available funds in the Fund) to Purchaser such undisputed portion of such Claim only; or

(ii) a written Consent or other written notice from Stockholders consenting to the payment of such Claim in full, in which case Escrow Agent shall disburse (to the extent of available funds in the Fund) to Purchaser the amount of such Claim; or

(iii) a copy of a final decision of a court or arbitrator (together with a written opinion of legal counsel to Stockholders that such decision is final and non-appealable and was rendered by a court or arbitrator having competent jurisdiction or authority, as applicable), in which case Escrow Agent shall disburse the Fund (to the extent of available funds in the Fund) in accordance with such final decision. The parties each acknowledge that Escrow Agent is authorized to use the following funds transfer instructions to disburse funds without a verifying call-back as set forth in Section 3.3. If distribution is in accordance with this Section 1.3, by providing the written funds transfer instructions that are set out below to the Escrow Agent, no call-back as provided in Schedule 1 is required.

To the Stockholders, to:

1610 Woodstead Court, Suite 330

The Woodlands, Texas 77380

Facsimile: 832-585-0427

Attn: Gordon Payne, Jackson Payne and Coleman Payne

1.4 Investment of Fund.  If any monies are deposited in the Fund, such monies shall be invested and reinvested by the Escrow Agent in the investments as shall be directed in writing by the Purchaser and as shall be acceptable to the Escrow Agent until disbursed as provided in this Escrow Agreement. Escrow Agent will provide periodic statements to the Purchaser reflecting transactions executed on behalf of the Fund. Escrow Agent shall have the right to liquidate any investments held in order to make required disbursements under this Escrow Agreement. Escrow Agent shall have no liability for any loss sustained as a result of any investment made pursuant to the instructions of the Purchaser or as a result of any liquidation of any investment prior to its maturity or for the failure of the Purchaser to give investment instructions to Escrow Agent.

1.5 Termination.  This Escrow Agreement shall terminate upon the first to occur of any of the following events:

A. The disbursement of the balance of the Fund in accordance with the provisions of Section 1.3 hereof.

B. 5:00 p.m. mountain time on May 20, 2016, in which case the remaining balance of the Fund shall be disbursed in accordance with the provisions of Section 1.3 hereof.

ARTICLE II

PROVISIONS AS TO ESCROW AGENT

2.1. Limitation of Escrow Agent's Capacity.

A. This Escrow Agreement expressly and exclusively sets forth the duties of Escrow Agent with respect to any and all matters pertinent hereto, and no implied duties or obligations shall be read into this Escrow Agreement against Escrow Agent. This Escrow Agreement constitutes the entire agreement between the Escrow Agent and the other parties hereto in connection with the subject matter of this escrow, and no other agreement entered into between the parties, or any of them, shall be considered as adopted or binding, in whole or in part, upon the Escrow Agent notwithstanding that any such other agreement may be referred to herein or deposited with Escrow Agent or the Escrow Agent may have knowledge thereof, and Escrow Agent's rights and responsibilities shall be governed solely by this Escrow Agreement.

B. Escrow Agent acts hereunder as a depository only, and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of this Escrow Agreement or any part thereof, or for the form of execution thereof, or for the identity or authority of any person executing or depositing such subject matter. Escrow Agent shall be under no duty to investigate or inquire as to the validity or accuracy of any document, agreement, instruction or request furnished to it hereunder believed by it to be genuine and Escrow Agent may rely and act upon, and shall not be liable for acting or not acting upon, any such document, agreement, instruction or request. Escrow Agent shall in no way be responsible for notifying, nor shall it be its duty to notify, any party hereto or any other party interested in this Escrow Agreement of any payment required or maturity occurring under this Escrow Agreement or under the terms of any instrument deposited herewith.

2.2 Authority to Act.

A. Escrow Agent is hereby authorized and directed by the undersigned to deliver the subject matter of this Escrow Agreement only in accordance with the provisions of Article I of this Escrow Agreement.

B. Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other paper or document, including, without limitation, the authority or the identity of any signor thereof, which Escrow Agent in good faith believes to be genuine and what it purports to be, including, without limitation, items directing investment or non-investment of funds, items requesting or authorizing release, disbursement or retainage of the subject matter of this Escrow Agreement and items amending the terms of this Escrow Agreement.

C. Escrow Agent may consult with legal counsel at the joint and several cost and expense of the undersigned (other than Escrow Agent) in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the advice of such counsel.

D. In the event of any disagreement between any of the parties to this Escrow Agreement, or between any of them and any other person, resulting in adverse claims or demands being made in connection with the matters covered by this Escrow Agreement, or in the event that Escrow Agent, in good faith, be in doubt as to what action it should take hereunder, Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all interested parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjudged and all doubt resolved by agreement among all of the interested persons, and Escrow Agent shall have been notified thereof in writing signed by all such persons. Notwithstanding the foregoing, Escrow Agent may in its discretion obey the order, judgment, decree or levy of any court, whether with or without jurisdiction, or of any agency of the United States or any political subdivision thereof, or of any agency of the State of COLORADO or of any political subdivision thereof, and Escrow Agent is hereby authorized in its sole discretion, to comply with and obey any such orders, judgments, decrees or levies. The right of Escrow Agent under this sub-paragraph are cumulative of all other rights which it may have by law or otherwise.

E. In the event that any controversy should arise among the parties with respect to the Escrow Agreement, or should the Escrow Agent resign and the parties fail to select another Escrow Agent to act in its stead, the Escrow Agent shall have the right to institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties.

2.3 Compensation. Escrow Agent shall be entitled to reasonable compensation as well as reimbursement for its reasonable costs and expenses incurred in connection with the performance by it of service under this Escrow Agreement (including reasonable fees and expenses of Escrow Agent's counsel) and the undersigned (other than Escrow Agent) agree to so pay Escrow Agent reasonable compensation and reimburse Escrow Agent for reasonable costs and expenses. The parties hereto agree that escrow fees shall be due and payable in the amount of $3,000.00 each year, and such fees will be payable by Purchaser upon the commencement of the escrow and on each anniversary, if any, of the date hereof.

2.4 Indemnification. The parties to this Escrow Agreement (other than Escrow Agent) hereby jointly and severally agree to indemnify and hold Escrow Agent, its affiliates and their officers, employees, successors, assigns, attorneys and agents (each an "Indemnified Party") harmless from all losses, costs, claims, demands, expenses, damages, penalties and attorney's fees suffered or incurred by any Indemnified Party as a result of anything which it may do or refrain from doing in connection with this Escrow Agreement or any litigation or cause of action arising from or in conjunction with this Escrow Agreement or involving the subject matter hereof or Escrow Funds or monies deposited hereunder or for any interest upon any such monies, including, without limitation, arising out of the negligence of Escrow Agent; provided that the foregoing indemnification shall not extend to the gross negligence or willful misconduct of Escrow Agent. This indemnity shall include, but not be limited to, all costs incurred in conjunction with any interpleader which the Escrow Agent may enter into regarding this Escrow Agreement.

2.5 Miscellaneous.

A. Escrow Agent shall make no disbursement, investment or other use of funds until and unless it has collected funds. Escrow Agent shall not be liable for collection items until the proceeds of the same in actual cash have been received or the Federal Reserve has given Escrow Agent credit for the funds.

B. Escrow Agent may resign at any time by giving written notice to the parties hereto, whereupon the parties hereto will immediately appoint a successor Escrow Agent. Until a successor Escrow Agent has been named and accepts its appointment or until another disposition of the subject matter of this Escrow Agreement has been agreed upon by all parties hereto, Escrow Agent shall be discharged of all of its duties hereunder save to keep the subject matter whole.

C. All representations, covenants, and indemnifications contained in this Article II shall survive the termination of this Escrow Agreement.

ARTICLE III

GENERAL PROVISIONS

3.1 Appointment/Acceptance. Purchaser and Stockholders hereby appoint BOKF, NA as Escrow Agent under this Escrow Agreement and BOKF, NA hereby agrees to act as Escrow Agent under the terms of this Escrow Agreement.

3.2 Discharge of Escrow Agent.  Upon the delivery of all of the subject matter or monies pursuant to the terms of this Escrow Agreement, the duties of Escrow Agent shall terminate and Escrow Agent shall be discharged from any further obligation hereunder.

3.3 Escrow Instructions.  Where directions or instructions from more than one of the undersigned are required, such directions or instructions may be given by separate instruments of similar tenor. Attached hereto as Schedule 1 (the "Security Schedule") is a list of authorized signatories (with signature identification) and authorized call-back persons for each of the parties to this Agreement (other than the Escrow Agent). In the event funds transfer instructions or other disbursement instructions or directions are given, whether in writing, by telecopier or otherwise, which differ from the funds transfer instructions to disburse funds without a verifying call-back that are set out in Section 1.3, the Escrow Agent shall seek confirmation of such instructions or directions by telephone call-back to the person or persons designated on the Security Schedule, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The authorized signatures and the persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent, and in the case of an addition of an authorized signatory, accompanied by an incumbency certificate with signature identification certified by an existing authorized signatory. If the Escrow Agent is unable to contract any of the authorized representatives identified in the Security Schedule for call-back confirmation, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of the party’s officers. Such officer shall deliver to the Escrow Agent a fully executed incumbency certificate certified by an existing authorized signatory, and the Escrow Agent may rely upon the confirmation of anyone purporting to be such officer.

3.4 Notice.  Any payment, notice, request for consent, report, or any other communication required or permitted in this Escrow Agreement shall be in writing and shall be deemed to have been given when personally delivered to the party hereunder specified or when placed in the United States mail, registered or certified, with return receipt requested, postage prepaid and addressed as follows:

If to Escrow Agent:

BOKF, N.A.

1600 Broadway, 3rd floor

Denver, CO 80202

Attention: Corporate Trust

If to Purchaser, to:

Novamex Energy Inc.

1610 Woodstead Court, Suite 330

The Woodlands, Texas 77380

Facsimile: 832-585-0427

Attn: Chief Executive Officer

If to the Stockholders, to:

Gordon Payne

1610 Woodstead Court, Suite 330

The Woodlands, Texas 77380

Facsimile: 832-585-0427

Jackson Payne

1610 Woodstead Court, Suite 330

The Woodlands, Texas 77380

Facsimile: 832-585-0427

Coleman Payne

1610 Woodstead Court, Suite 330

The Woodlands, Texas 77380

Facsimile: 832-585-0427

Any party may unilaterally designate a different address by giving notice of each such change in the manner specified above to each other party. Notwithstanding the foregoing, no notice to the Escrow Agent shall be deemed given to or received by the Escrow Agent unless actually delivered to an officer of the Escrow Agent having responsibility under this Escrow Agreement.

3.5 Governing Law.  This Escrow Agreement is being made in and is intended to be construed according to the laws of the State of COLORADO, without giving effect to the principles of conflict of laws. It shall inure to and be binding upon the parties hereto and their respective successors, heirs and assigns.

3.6 Construction.  Words used in the singular number may include the plural and the plural may include the singular. The section headings appearing in this instrument have been inserted for convenience only and shall be given no substantive meaning or significance whatsoever in construing the terms and conditions of this Escrow Agreement.

3.7 Amendment.  The terms of this Escrow Agreement may be altered, amended, modified or revoked only by an instrument in writing signed by the undersigned and Escrow Agent.

3.8 Force Majeure. Escrow Agent shall not be liable to the undersigned for any loss or damage arising out of any acts of God, strikes, equipment or transmission failure, war, terrorism, or any other act or circumstance beyond the reasonable control of Escrow Agent.

3.9 Written Agreement. This Escrow Agreement represents the final agreement between the parties, and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

3.10 Counterparts. This Escrow Agreement may be executed in counterparts, each of which shall be deemed one original, but all of which shall constitute one and the same instrument.

3.11 Procedures. The parties to this Agreement acknowledge and agree that the terms, conditions and procedures set forth herein are commercially reasonable.

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement effective as of the day and year first above written.

STOCKHOLDERS:

Name: Gordon Payne

Name: Jackson Payne

Name: Coleman Payne

PURCHASER:

Novamex Energy Inc.

By:
Name:
Title:

ESCROW AGENT:

BOKF, NA

By:
Name:
Title:

Schedule 1

SECURITY SCHEDULE

Telephone Number(s) for Call-Backs and

Person(s) Designated to Confirm Fund Transfer Instructions and

Execute Instructions, and Other Documents in Connection with this

Escrow Agreement (Acquisitions)

If to Stockholders:

Name Telephone Number Signature Identification

1.____________________ ____________________ ____________________

2____________________ ____________________ ____________________

3.____________________ ____________________ ____________________

If to Purchaser:

Name Telephone Number Signature Identification

1.____________________ ____________________ ____________________

2____________________ ____________________ ____________________

3.____________________ ____________________ ____________________

Telephone call-backs shall be made to Stockholders and Purchaser if joint instructions are required pursuant to this Escrow Agreement (Acquisitions).